EXHIBIT 10.67

FIRST AMENDMENT TO PROPERTY LEASE AGREEMENT
BETWEEN ARE-1201 HARBOR BAY, LLC AND AVIGEN

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made as of August 30, 2007, by and between ARE-1201 HARBOR BAY, LLC, a Delaware limited liability company ("Landlord"), and AVIGEN, INC., a Delaware corporation ("Tenant").

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of February 29, 2000, as amended by that certain letter agreement dated January 26, 2004 (as amended, the "Lease"). Pursuant to the Lease, Tenant leases that certain premises consisting of approximately 45,348 rentable square feet (the "Premises") in a building located at 1201 Harbor Bay Parkway, Alameda, California ("Property"). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Base Term of the Lease is scheduled to expire on May 31, 2008.

C. Tenant desires to amend the Lease to: (i) reflect the surrender of that portion of the Premises consisting of approximately 40,348 rentable square feet, as more particularly described on Exhibit A attached to this First Amendment ("Surrender Premises") on the scheduled expiration date of May 31, 2008; and (ii) extend the Base Term with respect to the remaining portion of the Premises consisting of approximately 4,834 rentable square feet, as more particularly described on Exhibit B attached to this First Amendment ("Retained Premises") until November 30, 2010 ("Expiration Date"). Landlord is willing to agree to the foregoing on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Term. The Base Term of the Lease with respect to the Retained Premises only is hereby extended until the Expiration Date; provided, however, that either Landlord or Tenant may at any time elect to terminate the Lease with respect to the Retained Premises and accelerate the Expiration Date to a date which is not less than 240 days after written notice from the terminating party to the other party indicating the election to terminate the Lease. Notwithstanding the foregoing, in no event shall Landlord or Tenant elect to accelerate the Expiration Date to a date prior to May 31, 2008. If Tenant elects to exercise the termination right provided for in this Section 1, Tenant shall, in addition to all of its other obligations under the Lease, be required to pay a termination payment to Landlord, along with the written notice of its election to terminate the Lease, in an amount equal to 2 times the amount of Base Rent that would have been due for the first full month after the accelerated Expiration Date.

2. Premises. As of June 1, 2008 ("New Commencement Date"), the definitions of “Premises” and "Rentable Area of Premises" on Page 1 of the Lease is hereby amended and restated in their entirety as follows:

“Premises: That portion of the Project, containing approximately 4,834 rentable square feet, as determined by Landlord, as shown on Exhibit A"

“Rentable Area of Premises: 4,834 sq. ft."

In addition, as of the New Commencement Date, Exhibit A attached to the Lease is hereby deleted in its entirety and replaced with Exhibit B attached to this First Amendment.

3. Base Rent. As of the New Commencement Date, the definition of “Base Rent” on Page 1 of the Lease is hereby amended and restated in its entirety as follows:

“Base Rent: $2.50 per rentable square foot per month, subject to adjustment pursuant to Section 4 of the Lease"

4. Security Deposit. As of the New Commencement Date, the definition of "Security Deposit" on Page 1 of the Lease is hereby amended and restated in its entirety as follows:

"Security Deposit: 3 months Base Rent"

If, as of the New Commencement Date, the Security Deposit then being held by Landlord is in the form of cash, Landlord shall, within 30 days after Landlord's receipt of a written request from Tenant, return the difference between the amount of the Security Deposit then being held by Landlord and an amount equal to 3 months Base Rent as of the New Commencement Date. If, as of the New Commencement Date, the Security Deposit then being held by Landlord is in the form of a Letter of Credit, Landlord shall return the Letter of Credit being held by Landlord within a reasonable period after Tenant's delivery to Landlord of a substitute Letter of Credit in the amount of 3 months Base Rent as of the New Commencement Date, which substitute Letter of Credit satisfies all of the requirements of the Lease.

5. Rent Adjustment Percentage. As of the New Commencement Date, the definition of "Rent Adjustment Percentage" on Page 1 of the Lease is hereby amended and restated in its entirety as follows:

"Rent Adjustment Percentage: Greater of 3% or the CPI Adjustment Percentage not to exceed 5%"

6. Base Rent Adjustments. As of the New Commencement Date, Section 4 of the Lease is hereby amended and restated in its entirety as follows:

"Base Rent Adjustments. Base Rent shall be increased on June 1, 2009, and on June 1, 2010 (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated. “CPI Adjustment Percentage” means (i) a fraction, stated as a percentage, the numerator of which shall be the Index for the calendar month 3 months before the month in which the Adjustment Date occurs, and the denominator of which shall be the Index for the calendar month 3 months before the last Adjustment Date or, if no prior Base Rent adjustment has been made based upon the CPI Adjustment Percentage, 3 months before the New Commencement Date, less (ii) 1.00. “Index” means the “Consumer Price Index-All Urban Consumers-San Francisco-Oakland-San Jose, All Items” compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1982-84 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the revised Index comparable to the prior Index. If the Bureau of Labor Statistics ceases to publish the Index, then the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the new index comparable to the Index. Landlord shall give Tenant written notice indicating the Base Rent, as adjusted pursuant to this Section, and the method of computation and Tenant shall pay to Landlord an amount equal to any underpayment of Base Rent by Tenant within 30 days of Landlord’s notice to Tenant. Failure to deliver such notice shall not reduce, abate, waive or diminish Tenant’s obligation to pay the adjusted Base Rent; provided, however, that in no event shall any adjustment be made after the termination or expiration of the Lease."

7. Tenant’s Share. As of the New Commencement Date, the definition of “Tenant’s Share of Operating Expenses” on Page 1 of the Lease is hereby amended and restated in its entirety as follows:

“Tenant’s Share: 7.92%”

8. Surrender of the Surrender Premises. The Lease with respect to the Surrender Premises shall terminate as provided for in the Lease on May 31, 2008. Tenant shall voluntarily surrender the Surrender Premises on or before such date in the condition which Tenant is required to surrender the Surrender Premises as of the expiration of the Term of the Lease. Tenant agrees to cooperate with Landlord in all matters, as applicable, relating to (i) decommissioning of the Surrender Premises as a licensed laboratory, (ii) surrender or revocation of all licenses of Tenant relating to the Surrender Premises, and (iii) surrendering the Surrender Premises as required under the Lease. From and after the New Commencement Date, Tenant shall have no further rights of any kind with respect to the Surrender Premises. Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Surrender Premises and termination of the Lease with respect to the Surrender Premises as provided for herein.

9. Right to Extend Term. Section 39 of the Lease is hereby deleted in its entirety, and Tenant acknowledges and agrees that Tenant has no further right under the Lease to extend the Term.

10. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker") in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

11. Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto. This First Amendment is effective as of the date first set forth above.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:	ARE-1201 HARBOR BAY, LLC,
a Delaware limited liability company

	By:	ARE-QRS Corp.,
a Maryland corporation

	By:	/s/ Jennifer Pappas
	Its:	SVP – RE General Counsel

TENANT:	AVIGEN, INC.,
a Delaware corporation

	By:	/s/ Andrew A. Sauter
	Its:	Vice President, Finance

EXHIBIT A
SURRENDER PREMISES

[Graphic depicting a floor plan for Surrender Premises located at 1201 Harbor Bay Parkway, Alameda, Ca.]

EXHIBIT B
RETAINED PREMISES

[Graphic depicting a floor plan for Retained Premises located at 1201 Harbor Bay Parkway, Alameda, Ca.]